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                                                                     EXHIBIT 3.6


                                     BYLAWS

                                       OF

                          FORT JAMES OPERATING COMPANY


                                    ARTICLE I

                                     SHARES

     Section 1. Certificates. All shares issued by the Corporation shall, when fully paid, be represented by certificates in such form as may be required by law and approved by the board of directors. Share certificates shall, subject to the provisions of Section 2 of this Article, be signed by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary or any other officer authorized by resolution of the board of directors. Each share certificate may, but need not, be sealed with the seal of the Corporation or a facsimile thereof.

     Section 2. Signatures. The signatures of the officers upon a share certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any person who signed, either manually or by facsimile, a share certificate no longer holds office when such certificate is issued, the certificate is nevertheless valid.

     Section 3. Duplicate Certificates. In case of the loss, mutilation or destruction of a share certificate, a duplicate may be issued upon such terms, and bearing such legend, if any, as the board of directors may lawfully prescribe.

     Section 4. Transfer of Shares. A transfer of shares shall be made on the share transfer books of the Corporation only upon surrender of the certificates representing the shares transferred, endorsed or accompanied by a written assignment signed by the holder of record or by his duly authorized attorney-in-fact. The board of directors may from time to time make such reasonable regulations governing the transfer of shares as it may deem necessary or proper.

     Section 5. Restrictions on Transfer. A transfer of shares shall be made only in accordance with any provisions of the articles of incorporation or these bylaws or an agreement among the shareholders or between the shareholders and the Corporation that impose restrictions on the transfer of shares.




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                                   ARTICLE II

                                  SHAREHOLDERS

     Section 1. Holders of Shares. Only shareholders of record on the share transfer books of the Corporation shall be entitled to be treated by the Corporation as the holders of the shares standing in their respective names, and, except to the extent, if any, required by law, the Corporation shall not be obligated to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice hereof.

     Section 2. Meetings Generally. Meetings of shareholders shall be held at the registered office or the principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, as the board of directors may designate from time to time. At least ten days before each meeting, the officer or agent having charge of the share transfer books of the Corporation shall prepare a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address and number of shares held by each, arranged by voting group and within each voting group by class or series of shares. For a period of ten days prior to the meeting the list of shareholders kept on file at the registered office or the principal office of the Corporation or at the office of its transfer agent or registrar shall be subject to inspection by any shareholders at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

     Section 3. Annual Meetings. Annual meetings of the shareholders of the corporation shall be held at such place, either within or without the State of Virginia, as set by the board of directors, during the month of June each year, or at such other date within 30 days before or after said month as may be fixed by or under the authority of the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Virginia, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon as thereafter as conveniently may be.

     Section 4. Special Meetings. A special meeting of the shareholders shall be held on the call of the Chairman of the Board of Directors, the President, or the board of directors or on the written demand, delivered to the Secretary, of at least twenty percent of all votes entitled to be cast on any issue proposed to be considered at the meeting.

     Section 5. Notice. Written notice of the date, time and place of the meeting and, in the case of a special meeting (or if required by law, the articles of incorporation or these bylaws), the purpose or purposes for which the meeting is called shall be given to each shareholder entitled to vote at the meeting. Such notice shall be given either by



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personal delivery or by mail, by or at the direction of the officer or persons calling the meeting, not more than 60 days nor less than ten days before the date of the meeting (except that such notice shall be given to each shareholder, whether or not entitled to vote, not less than 25 days before a meeting called to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all, or substantially all, of the property of the Corporation other than in the usual and regular course of business, or the dissolution of the Corporation, which notice shall be accompanied by a copy of the proposed amendment, plan of merger or share exchange, agreement of sale or plan of dissolution, as the case may
be). Notice to a shareholder shall be deemed given when mailed postage prepaid, correctly addressed, to the shareholder at his address as shown in the current record of shareholders of the Corporation.

     A shareholder's attendance at a meeting waives objection to: (i) lack of notice or defective notice of the meeting, unless at the beginning of the meeting he objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, unless he objects to considering the matter when it is presented.

     Section 6. Waiver of Notice. Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the shareholder entitled to notice and delivered to the Secretary for inclusion in the minutes of the meeting or filing with the corporate records.

     Section 7. Action Without Meeting. Any action required or permitted by law to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all of the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote thereon and delivered to the Secretary for inclusion in the minutes or filing with the corporate records.

     Section 8. Determination of Shareholders of Record. The share transfer books may be closed by order of the board of directors for not more than 70 days for the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof (or entitled to receive any distribution or in order to make a determination of shareholders for any other purpose). In lieu of closing such books, the board of directors may fix in advance as the record date for any such determination a date not more than 70 days before the date on which such meeting is to be held (or such distribution made or other action requiring such determination is to be taken). If the books are not thus closed or the record date is not thus fixed, the record date shall be the close of business on the day before the effective date of the notice to shareholders.

     Section 9. Conduct of Meetings. The Chairman of the Board of Directors, or in his absence the President, if not also the Chairman of the Board and provided the President is also a duly elected member of the board of directors, shall act as chairman of



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and preside over meetings of the shareholders. If no such officer is present, the meeting shall elect a chairman. The Secretary, or in his absence the Assistant Secretary, shall act as the secretary of such meetings. If no such officer is present, the chairman shall appoint a secretary of the meeting.

     Section 10. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him by signing and dating an appointment form, either personally or by his attorney-in-fact. No appointment of proxy shall be valid after the expiration of 11 months from the date of its execution, unless otherwise provided therein. Every appointment of proxy shall be revocable by the shareholder executing it, unless the appointment form conspicuously states that it is irrevocable and that it is coupled with an interest in accordance with law.

     Section 11. Procedure at Meetings. The procedure at meetings of the shareholders shall be determined by the chairman, and (subject to the provisions of Section 9 of this Article) the vote on all questions before any meeting shall be taken in such manner as the chairman prescribes. However, upon the demand of the holders in the aggregate of at least twenty percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting, such vote shall be by ballot.

     Section 12. Quorum and Voting. A quorum at any meeting of shareholders shall be a majority of the votes entitled to be cast, represented in person or by proxy. If a quorum exists, action on a matter is approved by a majority of the votes cast within the voting group, unless a greater vote is required by law or the articles of incorporation (except that in elections of directors those receiving the greatest number of votes shall be elected even though less than a majority).

     Section 13. Adjournments. A majority of the votes entitled to be cast at any meeting, represented in person or by proxy, even though less than a quorum, may adjourn the meeting to a fixed time and place. If a meeting of the shareholders is adjourned to a date more than 120 days after the date fixed for the original meeting, notice of the adjourned meeting shall be given as in the case of the original meeting. If a meeting is adjourned for less than 120 days, no notice of the date, time or place of the adjourned meeting or, in the case of a special meeting, the purpose or purposes for which the meeting is called, need be given other than by announcement at the meeting at which the adjournment is taken, prior to such adjournment. If a quorum shall be present at any adjourned meeting, any business may be transacted which might have been transacted if a quorum had been present at the meeting as originally called.


                                   ARTICLE III

                                    DIRECTORS

     Section 1. General Powers. Except as expressly provided in the articles of incorporation or these bylaws, all corporate powers shall be exercised by or under the


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authority of, and the business and affairs of the Corporation managed under the direction of, the board of directors.

     Section 2. Number and Qualifications. The board of directors shall consist of such number of individuals, not less than one nor more than sixteen, as shall be determined from time to time by the affirmative vote at a meeting of the holders of stock representing a majority of the voting power of the Corporation or by resolution of the board of directors adopted by a majority of the whole board. Directors need not be shareholders of the Corporation.

     Section 3. Regular Meetings. Regular meetings of the board of directors may be held without notice at the registered office or principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, as the board of directors may designate from time to time. A regular meeting of the board of directors shall be held as soon as practicable after each annual meeting of the shareholders for the purpose of appointing officers and transacting such other business as may properly come before the meeting.

     Section 4. Special Meetings. Special meetings of the board of directors may be called at any time by the Chairman of the Board of Directors.

     Section 5. Notice. Written notice of the date, time and place of special meetings shall be given to each director either by personal delivery or by mail, by or at the direction of the officer or director calling the meeting, to the address of such director as it appears in the records of the Corporation not less than ten (10) days before the date of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or any waiver of notice of such meeting.

     A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless he at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to the action taken at the meeting.

     Section 6. Waiver of Notice. Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the director entitled to notice and delivered to the Secretary of the Corporation for inclusion in the minutes of the meeting or filing with the corporate records.

     Section 7. Action Without Meeting. Any action required or permitted by law to be taken at a meeting of the board of directors may be taken without a meeting if the action is taken by all of the members of the board of directors. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken.


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     Section 8. Conduct of Meetings. The Chairman of the Board of Directors, or
in his absence the President, shall act as chairman of and preside over meetings of the board of directors. If no such officer is present, the meeting shall elect a chairman. The Secretary, or in his absence the Assistant Secretary, shall act as secretary of such meetings. If no such officer is present, the chairman shall appoint a secretary of the meeting.

     Section 9. Procedure at Meetings. The procedure at meetings of the board of directors shall be determined by the chairman, and (subject to the provisions of Section 17 of this Article) the vote on all matters before any meeting shall be taken in such manner as the chairman may prescribe.

     Section 10. Participation by Conference Telephone. The board of directors may permit any or all directors to participate in a meeting of the directors by, or conduct the meeting through the use of, conference telephone or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by such means shall be deemed to be present in person at the meeting. When a meeting is so conducted, a written record shall be made of the action taken at such meeting.

     Section 11. Quorum. A quorum at any meeting of the board of directors shall be a majority of the number of directors fixed or prescribed by these bylaws or, if no number is prescribed, the number of directors in office immediately before the meeting begins. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     Section 12. Committees. The board of directors may create one or more committees and appoint two or more members of the board of directors to serve on them at the pleasure of the board of directors. Any such committee, to the extent specified by the board of directors, may exercise the authority that may be exercised by the board of directors except to the extent prohibited or restricted by law, the articles of incorporation or these bylaws.

     The provisions of Sections 3 through 11 of this Article, which provide for, among other things, meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the board of directors, shall apply to committees and their members as well.

     Section 13. Term of Office. Each director shall be elected to hold office until the next succeeding annual meeting of the shareholders or until his successor shall have been elected and qualified, or until there is a decrease in the number of directors, or such earlier time as he shall resign, die or be removed. No decrease in the number of directors by amendment to these bylaws shall shorten the term of any incumbent director.

     Section 14. Resignation. A director may resign at any time by delivering written notice to the board of directors, the Chairman of the Board of Directors, the President or


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the Secretary. A resignation shall be effective when delivered, unless the notice specifies a later effective date.

     Section 15. Removal. At a meeting of shareholders called and noticed expressly for that purpose any director may be removed, with or without cause, if the number of votes cast to remove him constitutes a majority of the votes entitled to be cast at an election of directors.

     Section 16. Vacancies. Any vacancy in the board of directors (including any vacancy resulting from an increase in the number of directors) may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, unless sooner filled by the shareholders.

     Section 17. Conflicts of Interest. No transaction with the Corporation in which a director has a direct or indirect personal interest shall be void or voidable solely because of the director's interest in the transaction if: (i) the material facts of the transaction and the director's interest are disclosed or known to the board of directors or a committee of the board of directors, and the transaction was authorized, approved or ratified by the affirmative vote of a majority of the directors on the board of directors, or on the committee, who have no direct or indirect personal interest in the transaction; provided, however, that a transaction shall not be authorized, approved or ratified by a single director; or (ii) the material facts of the transaction and the director's interest are disclosed to the shareholders entitled to vote, and the transaction is authorized, approved or ratified by the vote of a majority of the shares other than shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction; or (iii) the transaction is fair to the Corporation.


                                   ARTICLE IV

                                    OFFICERS

     Section 1. Generally. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Secretary and a Treasurer, each of whom shall be appointed by the board of directors at a regular meeting of the directors held as soon as may be practicable after each annual meeting of the shareholders or, if a vacancy shall exist in any such office, at a special meeting of the directors held as soon as may be practicable after the resignation, death or removal of the officer theretofore holding the same. The board of directors, the Chairman of the Board of Directors or the President may also, from time to time, appoint one or more Vice Presidents or other officers and assistant officers and fill any vacancy that may exist in any such office as a result of the resignation, death or removal of the officer theretofore holding the same. Any officer may hold more than one office and may, but need not, be a director. Each officer shall have the authority and perform the duties which pertain to the office held by him, or as set forth in these bylaws or, to the extent consistent with these bylaws, such duties as may be


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prescribed by the board of directors, the Chairman of the Board of Directors or the President.

     Section 2. Chairman of the Board of Directors. The Chairman of the Board of Directors shall act as chairman of and preside over meetings of the shareholders and directors and shall perform such duties as may be lawfully required of, or conferred upon, him by the board of directors.

     Section 3. President. The President shall be the chief executive officer of the Corporation. The President shall have general supervision over, responsibility for and control of the other officers, agents and employees of the Corporation. The President, if not also the Chairman of the Board and provided the President is a duly elected member of the board of directors, shall, during the absence, disqualification or inability to act of the Chairman of the Board of Directors, exercise all the functions and perform all the duties of the Chairman of the Board of Directors and shall perform, to the extent consistent with these bylaws, such duties as may be conferred upon him by the board of directors.

     Section 4. Vice Presidents. Each Vice President shall perform, to the extent consistent with these bylaws, such duties as may be prescribed by the board of directors or the President. In the event of and during the absence, disqualification or inability to act of the President, the Vice Presidents, in the order designated by the board of directors from time to time (and if no such designation is made, in the order of their appointment as Vice Presidents), shall have the authority and perform the duties of the President.

     Section 5. Secretary. The Secretary shall have the responsibility for preparing and maintaining custody of minutes of meetings of the shareholders and directors in a book or books kept for that purpose and the responsibility for authenticating records of the Corporation. The Secretary shall maintain a record of shareholders of the Corporation, giving the names and addresses of all shareholders and the numbers, classes and series of the shares held by each and, unless otherwise prescribed by the board of directors, shall maintain the share transfer books of the Corporation.

     Section 6. Treasurer. The Treasurer shall be the chief financial officer of the Corporation. The Treasurer shall have the custody of all moneys and securities of the Corporation and shall deposit the same in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors and, unless otherwise prescribed by the board of directors or the President, shall maintain the books of account and financial records.

     Section 7. Delegation of Power. In the event of and during the absence, disqualification or inability to act of any officer other than the President, such other officers or employees as may be designated by the board of directors or by the President shall have the authority and perform the duties of such officer.


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     Section 8. Term of Office. Each officer shall be appointed to hold office until the first regular meeting of the board of directors held after each annual meeting of the shareholders, or for such longer or shorter term as the board of directors may specify, and until his successor shall have been appointed or such earlier time as he shall resign, die or be removed.

     Section 9. Resignation. An officer may resign at any time by delivering written notice to the board of directors, the President or the Secretary. A resignation shall be effective when delivered unless the notice specifies a later effective date.

     Section 10. Removal. Any officer may be removed, with or without cause, at any time by the board of directors and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

     Section 11. Execution of Instruments. Checks, drafts, notes and orders for the payment of money shall be signed by such officer or officers or such other individual or individuals as the board of directors may from time to time authorize, and any endorsement of such paper in the ordinary course of business shall be similarly made, except that any officer or assistant officer of the Corporation may endorse checks, drafts or notes for collection or deposit to the credits of the Corporation. The signature of any such officer or other individual may be a facsimile when authorized by the board of directors.

     Section 12. Proxies. Unless otherwise prescribed by the board of directors, the Chairman of the Board of Directors or the President may from time to time himself, by such proxy or proxies, attorney or attorneys, agent or agents of the Corporation as he shall designate in the name and on behalf of the Corporation, cast the votes to which the Corporation may be entitled as a shareholder or otherwise in any other corporation, at meetings, or consent in writing to any action by any such other corporation; and he may instruct the individual or individuals so appointed as to the manner of casting such votes or giving such consent, and execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as he may deem necessary or desirable.

     Section 13. Certain Agents. The Chairman and Chief Executive Officer, the President or such other officer as they may authorize may from time to time engage employees of subsidiaries of the Corporation to be agents for the Corporation under such titles (including designations as divisional officers) as may be specified from time to time by the Chairman and Chief Executive Officer or the President, but no engagement under this section shall constitute such agent an employee or officer of the Corporation. Such agents shall perform the duties assigned to them from time to time by the Chairman and Chief Executive Officer, the President or by any other officer of the Corporation authorized to make such assignments. Any such agent may be removed, with or without cause, at any time by the Chairman and Chief Executive Officer or the President. This section shall not limit the authority any officer or any other employee of the Corporation may otherwise have respecting the engagement of agents for the Corporation.

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                                    ARTICLE V

                                      SEAL

     The seal of the Corporation shall be a flat-face circular die containing the name of the Corporation, of which there may be any number of counterparts or facsimiles, in such form as the board of directors shall from time to time adopt.


                                   ARTICLE VI

                                   AMENDMENTS

     These bylaws may be amended or repealed by the board of directors except to the extent that: (i) this power is reserved exclusively to the shareholders by law or the articles of incorporation; or (ii) the shareholders in adopting or amending particular bylaws provide expressly that the board of directors may not amend or repeal the same. These bylaws may be amended or repealed by the shareholders even though the same also may be amended or repealed by the board of directors.

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